UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2016

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on September 2, 2016.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•     liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•     failing to maintain and protect our brand, independence, and reputation;

•     failing to differentiate our products and continuously create innovative, proprietary research tools;

•     failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•     liability related to our storage of personal information related to individuals as well as portfolio and account-level information;

•     compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations;

•     downturns in the financial sector, global financial markets, and global economy, including the effect of market volatility on revenue from asset-based fees;

•     the effect of changes in industry-wide issuance volume for commercial mortgage-backed securities;

•     a prolonged outage of our database, technology-based products and services, or network facilities;

•     challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India; and

•     trends in the mutual fund industry, including the increasing popularity of passively managed investment vehicles.

Investor Questions and Answers: August 5, 2016

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through August 3, 2016. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Investment Management

1.             Under your Investment Management AUM [assets under management], what is “Manager Selection Services” and why did it plummet 44% in the second quarter?

Our Manager Selection Services are investment recommendations delivered as select lists, based on a process that draws on our rated universe and manager selection methodology. We’ve been making a strategic shift away from highly customized consulting engagements in this area in favor of Morningstar-branded, scalable investment management offerings that are built around a core set of select lists and investment strategies leveraging our proprietary research.

Because of this strategic shift, the amount of Manager Selection Services assets was already relatively low in the prior-year period (approximately $2.3 billion as of June 30, 2015, most of which was in the United Kingdom). One of our remaining clients was recently acquired by a private equity firm and subsequently did not renew its contract. This client loss accounts for the majority of the year-over-year asset decline in the second quarter.

Workplace Solutions

2.             Why was revenue generated from Workplace Solutions essentially flat in the second quarter despite AUM up nearly 12%?

We estimate AUM at the end of each quarter based on our internal systems as well as client self-reporting. Because some clients don’t send us asset reports in time to incorporate them in the total, this measurement involves making estimates and may not incorporate all of the most current information. In other words, the metric could lag a bit if we don’t receive updated reports from all of our clients.

There are a few other reasons revenue growth can differ from trends in AUM:

•     In the majority of our contracts that include variable asset-based fees, we bill clients quarterly in arrears based on average assets for the quarter. Because of this, trends in revenue will not always mirror asset growth based on quarter-end data.

•     For some of our client contracts, we have a tiered fee schedule and reduce the level of basis-point fees after reaching a certain asset threshold.

•     At times, clients may switch from a flat fee to a basis-point structure, which can have an impact on revenue trends.

EBITDA Metric in Bonus Plan

3.             Half of Morningstar’s annual executive bonus is tied to adjusted EBITDA (earnings before interest, taxes, depreciation & amortization) performance, with the other half being linked to adjusted revenue performance. However, Warren Buffett and Charlie Munger—two major influencers on Morningstar’s equity research methodology—have been outspoken critics of the EBITDA metric. Among other criticisms, Buffett and Munger believe EBITDA overlooks important and recurring expenses (like taxes) that are important to common shareholders. Why does Morningstar’s board of directors believe adjusted EBITDA is the best measure of profitability for the firm? Why not use a metric that is more aligned with common shareholder interests, such as return on invested capital (ROIC), return on equity (ROE), or Economic Value Added (EVA)?

We have a bonus plan that applies to most of our employees (including executive officers). For the past several years, the size of the bonus pool has been based on a combination of revenue and EBITDA, with each of these receiving a 50% weighting. While EBITDA isn’t a perfect measure of profitability, we use it in our bonus funding formula mainly because of its simplicity and because we believe it has a strong correlation with future cash flow and, therefore, shareholder value.

We certainly agree philosophically with Buffett and Munger that costs such as interest, taxes, depreciation, and amortization are true expenses and should be taken into account in companies’ reported financials. For the sake of simplicity when calculating our bonus pool, though, we largely focus on trends in our underlying operating performance. We believe that excluding items such as taxes (which tend to be relatively stable from year to year because we don’t use any complex tax-planning strategies) and interest expense (which has historically been de minimis because we haven’t generally had large amounts of short- or long-term debt) provides a clear view of changes in our operating performance for purposes of the bonus pool.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: August 5, 2016	By:	/s/ Stéphane Biehler
Stéphane Biehler
Chief Financial Officer